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                        Exhibit 10.24 - Escrow Agreement

                                ESCROW AGREEMENT

         ESCROW AGREEMENT made this 30th day of April 1999, by and among SalesLogix Corporation, a Delaware corporation ("Parent"); SLX Merger Company, an Arizona corporation ("Newco"); Harris Trust Company of California (the "Escrow Agent"); and the four shareholders of Enact Incorporated ("Enact") whose names are set forth as Shareholders (and not spouses) on the signature page of this Agreement (collectively, the "Shareholders").

         Parent, Newco and Enact have entered into a Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), dated as of April 30, 1999, relating to the merger of Enact into Newco (the "Merger") and providing for, among other things, the delivery into escrow of a portion of the shares of Parent's Class A Common Stock (the "Parent Common Stock") to be issued to the Shareholders upon and after the Merger, and a portion of the cash consideration to be paid to certain Shareholders upon and after the Merger, all as set forth in Schedule 2.01(E) of the Merger Agreement (pertinent sections of the Merger Agreement, including Schedule 2.01(E) thereto, are attached hereto as Exhibit
A). The Shareholders and Parent desire to provide for the administration of the escrow provisions of the Merger Agreement in the manner set forth herein. Escrow Agent is willing to serve as such under this Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings expressly assigned thereto in the portions of the Merger Agreement attached hereto as Exhibit A unless the context or usage requires otherwise.

         NOW, THEREFORE, the parties agree as follows:

1.       THE ESCROW

         1.1 Deposit of Parent Common Stock. Pursuant to Section 2.05 of the Merger Agreement, Parent hereby deposits into escrow on behalf of and in the name of the Shareholders: (i) 40,753 shares of Parent Common Stock, representing the Escrowed Parent Shares described in Section 2.05(A)(2) and Schedule 2.01(E) of the Merger Agreement; (ii) an additional 20,189 shares of Parent Common Stock, representing the Escrowed Chase Shares described in Section 2.05(C) and
Schedule 2.01(E) of the Merger Agreement; (iii) the cash sum of $399,999.90, representing the Escrowed Cash Consideration described in Section 2.05(A)(2) and
Schedule 2.01(E) of the Merger Agreement; and (iv) and the cash sum of $10,000, representing the Escrowed Burgh Fees described in Section 2.05(D) and Schedule 2.01(E) of the Merger Agreement. Schedule 2.01(E) of the Merger Agreement sets forth on which Shareholder's behalf the Escrowed Parent Shares, Escrowed Chase Shares, Escrowed Cash Consideration, and Escrowed Burgh Fees are being deposited. The Escrowed Parent Shares and Escrowed Chase Shares shall collectively be referred to as the "Escrowed Shares," while the Escrowed Cash Consideration and Escrowed Burgh Fees shall collectively be referred to as the "Escrowed Cash."

         1.2 Escrow Property. The Escrowed Shares and all stock dividends or shares in respect of stock splits related to the Escrowed Shares, and the Escrowed Cash and all interest earned thereon (collectively "Escrow Property") shall be held by the Escrow Agent for the benefit of the


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Shareholders, Parent and Newco on the terms set forth herein. The Shareholders shall be entitled to receive all dividends and distributions (other than stock dividends or from stock splits) on the Escrowed Shares, and Parent shall be responsible for ensuring that such dividends and distributions are delivered directly to the Shareholders rather than to the Escrow Agent.

         1.3 Money-Market Account. Escrow Agent shall deposit the Escrowed Cash into a money-market account, and all interest received on the Escrowed Cash in such account shall be retained in the account, credited to the Shareholders in proportion to their interests (as shown on Schedule 2.01(E)) in the Escrowed Cash, and added to the Escrow Property for the purposes of this Agreement.

         1.4 Voting Rights of Shares in Escrow. All voting rights with respect to any Escrowed Shares comprising a part of the Escrow Property may be exercised by the Shareholders in accordance with their proportionate interests therein (as shown on Schedule 2.01(E)), and the Escrow Agent shall, upon receipt of Parent's instructions from time to time, execute and deliver to the Shareholders such proxies, consents, or other documents as provided by Parent as may be necessary to enable the Shareholders to exercise such rights.

         1.5 Distributions on Escrowed Shares. All dividends and other distributions (whether in cash, securities, or other property) paid or made on the Escrowed Shares shall be deemed to have been paid or made to the Shareholders in proportion to their ownership of the Escrowed Shares (as shown on Schedule 2.01(E)). As stated in Section 1.2 above, Parent shall be responsible for ensuring that any dividends and distributions, other than stock dividends or from stock splits, are delivered directly to the Shareholders rather than the Escrow Agent. Any dividends and distributions in the form of stock dividends or from stock splits shall be delivered to the Escrow Agent and shall be held by the Escrow Agent as Escrow Property.

         1.6 Taxes and Charges on Escrow Property. Each Shareholder shall maintain such Shareholder's Escrow Property free and clear of all liens and encumbrances and shall, promptly upon request by the Escrow Agent, pay and discharge all taxes, assessments, and governmental charges imposed on or with respect to the Escrow Property.

         1.7 Administration of the Escrow Pursuant to the Merger Agreement. The Escrow Agent shall administer the Escrow Property pursuant to this Agreement. Parent, Newco and the Shareholders have agreed that the Escrow Property shall be qualified for release in full to the Shareholders pursuant to Section 2.05 of the Merger Agreement unless a Claim Notice is filed with the Shareholders and the Escrow Agent by Parent on or before the 270th day after the date of this Agreement. In the event a Claim Notice is not timely filed by Parent, Escrow Agent may release the Escrow Property as described in Section 3.2 below. In the event a Claim Notice is timely filed by Parent, the Escrow Agent shall continue to hold the Escrow Property until: (a) it receives one or more "Joint Direction Letters" (as defined below), which have provided for the complete disposition of the Escrow Property; (b) Parent delivers a "Distribution Certification" (as defined below) to which no Shareholder delivers a timely "Written Objection" (as defined below); or (c) it receives a court order (or an arbitration award that has been converted into a judgment), instructing the Escrow Holder concerning the manner in which the Escrow Property should be distributed among the


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Shareholders and/or Parent. As used herein a "Joint Direction Letter" shall mean a joint letter of direction addressed to the Escrow Agent and executed by Parent and at least three of the four Shareholders.

2.       PURCHASE PRICE ADJUSTMENT

         Sections 2.1 and 2.2 below explain the manner in which any charges against the Escrow Property arising out of Losses shall be determined. Nothing in this Agreement shall be construed as requiring the Escrow Agent to perform or verify any of the calculations, or the factual bases therefore, set forth in these sections.

         2.1 Adjustment Procedure. Parent and the Shareholders have agreed that in the event Newco or Parent shall sustain one or more Losses (as defined in Section 12.01 of the Merger Agreement), the amount of Escrow Property available for distribution to the Shareholders upon termination of the Escrow shall be reduced by an amount of Escrow Property equal to the value of the Total Losses, as determined below. The amount of Total Losses shall not be charged against the Escrow Property until after the final resolution of all Claims and the final determination of all Losses and the completion of the 270 day Escrow period; provided, however, that Parent, at its option, may accelerate the completion of the 270 day Escrow period and forego its right to make additional Claims if, at any time, Parent believes the amount of Losses determined to date exceeds the then current value of the Escrow Property.

         2.2 Allocation of Losses Across Escrow Property. Upon completion of the 270 day Escrow period (or upon Parent's exercise of its right to earlier terminate the Escrow as set forth in Section 2.1), and any additional time necessary to allow Parent and Shareholder's Representative to agree upon and resolve all Claims and the amount of all Losses so that the amount of Total Losses is known, Parent shall promptly certify in writing to the Escrow Agent and to all Shareholders the amount of the Total Losses determined by the parties under Article XII of the Merger Agreement, and the Parent's calculation of any resulting appropriate charges to the four Shareholders' respective contributions to the Escrow Property (the "Distribution Certification"). In preparing the Distribution Certification, Parent shall charge the Total Losses to the Escrow Property as follows: First, Parent shall determine the then current agreed value of the Escrow Property as a whole (the "Total Escrow Value"). For Parent Common Stock, this value shall be determined by assigning each share of Parent Common Stock the value of either (i) the initial offering price per share at which Parent closes on a bona fide initial public offering of the Parent Common Stock (an "IPO") or (2), if Parent does not close on an IPO prior to the completion of the 270 day Escrow Period, $13.00, in each case appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or like change that may occur between the date of this Agreement and the date on which any or all of the Parent Common Stock is released from the Escrow (the "Deemed Per Share Value"). For cash, this value will be determined by Parent from an up to date statement provided by Escrow Agent. Second, for each Shareholder, Parent shall determine the current agreed value as of the Determination Date of such holder's specific contribution of cash or Parent Common Stock to the Escrow Property (the "Holder's Escrow Value") (for Parent Common Stock this value shall be determined again using the Deemed Per Share Value described above). Third, Parent shall assign a specific percentage


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(the "Allocation Percentage") to each Shareholder which shall be equal to the percentage that the relevant Holder's Escrow Value bears to the Total Escrow Value. Fourth, for each Shareholder, Parent shall charge against such holder's specific contribution of cash or Parent Common Stock to the Escrow Property an amount equal to the Total Losses multiplied by the Allocation Percentage calculated for such holder. If Parent determines in step one that the total Losses will exceed the Total Escrow Value, it need not perform steps two and three, but may simply report that each holder's Allocation Percentage is one hundred percent (100%). Notwithstanding this four-step procedure, Parent acting together with no less than three of the Shareholders may elect to forego the foregoing procedure by delivering a Joint Direction Letter to the Escrow Agent, at any time, whereupon the Escrow Agent shall promptly distribute to the Parent and/or the appropriate Shareholders the Escrowed Parent Shares, Escrowed Chase Shares, Escrowed Cash Consideration and Escrowed Burgh Fees as specified and directed in the Joint Direction Letter.

         2.3 Escrow Agent's Distributions. Upon Parent's delivery of the Distribution Certification, which shall describe in detail the calculation performed under steps one through four in Section 2.2, the Shareholders, and any of them, shall have thirty (30) calendar days from the date of the Distribution Certification to deliver to Parent and to the Escrow Agent a written objection ("Written Objection") to the distribution proposed in the Distribution Certification. If no timely Written Objection is received by the Escrow Agent within said 30 day period, it shall be conclusively presumed that the Distribution Certification has been accepted and the Escrow Agent shall immediately thereafter distribute to the Parent and/or the appropriate Shareholders the Escrowed Parent Shares, Escrowed Chase Shares, Escrowed Cash Consideration and Escrowed Burgh Fees as specified and directed in the Distribution Certification. If a timely Written Objection is received within said 30 day period, the Escrow Agent shall continue to hold the Escrow Property and Parent and the Shareholders shall seek to resolve the Written Objection as set forth in Section 13.5 of the Merger Agreement. During the pendency of any such attempts to resolve the Written Objection, Parent and the Shareholders shall negotiate in good faith for a Joint Direction Letter that will allow the Escrow Agent to distribute to the Shareholders any portions of the Escrow Property which are not in dispute and which will not be affected by the ultimate resolution of the Written Objection.

3.       TERMINATION

         3.1 Termination Date. The escrow created by this Agreement shall terminate on the date that all Escrow Property has been distributed pursuant to this Agreement ("Termination Date").

         3.2 Distribution of Escrow Property. If Parent shall have failed to file a Claim Notice with the Escrow Agent by the 270th day after the date of this Agreement, Escrow Agent shall distribute the Escrow Property to the Shareholders in accordance with their proportionate interests therein as shown on Schedule 2.01(E) to the Merger Agreement.

4.       RIGHTS AND OBLIGATIONS OF THE ESCROW AGENT

         4.1 Liability Limitations Applicable to and Indemnification of Escrow Agent. The


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Escrow Agent: (1) shall not be liable for any error of judgment, act done or omitted by it in good faith, or mistake of fact or law unless caused by its own gross negligence or willful misconduct; (2) shall be entitled to treat as genuine any letter or other document furnished to it by Newco, Parent or Shareholders, and believed by it to be genuine and to have been signed and presented by the proper party or parties; (3) shall be entitled to rely upon written instructions received from both the Parent and at least three of the four Shareholders; and (4) shall be paid by Parent fees for its services at its customary rates as in effect from time to time and its out-of-pocket expenses (including but not limited to reasonable fees of counsel). The Escrow Agent shall be indemnified, jointly and severally, and saved harmless by Parent, Newco, and the Shareholders (collectively, the "Indemnifying Parties"), from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Property made by the Escrow Agent pursuant to the Escrow Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct. The costs and expenses of enforcing this right of indemnification shall also be paid by the Indemnifying Parties. This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall have no duties or obligations under any other agreement or document whether or not referred to herein or attached hereto as an exhibit, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent may consult with counsel (of its choice) regarding any of its duties or obligations hereunder, and shall be fully protected in any action taken in good faith in accordance with such advice.

         4.2 Resignation. The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Escrow Agent shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may, at the expense of the undersigned, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

         4.3 Compliance with Orders and Decrees. If any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree, which it is advised by legal counsel (of its own choosing) is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

5.       MISCELLANEOUS

         5.1 Notices. Any notice to any party under this Agreement shall be in writing and


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shall be effective on the earlier of (i) the date when received by such party
(including fax receipt), or (ii) the date which is five (5) days after mailing (postage prepaid) by certified or registered mail, return receipt requested, to the address of such party set forth herein, or to such other address as shall have previously been specified in writing by such party to all parties hereto:

To Parent and Newco:                SalesLogix Corporation
                                    8800 North Gainey Center Dr., Suite 200
                                    Scottsdale, AZ  85258
                                    Fax: (602) 368-3700
                                    Attn: Chief Financial Officer

With a copy to:                     Osborn Maledon, P.A.
                                    2929 North Central Avenue, Suite 2100
                                    Phoenix, Arizona   85012
                                    Fax: (602) 640-6067
                                    Attn: Thomas H. Curzon

To Shareholders:                    Bruce Chase
                                    413 Inglewood Drive
                                    Westerville, Ohio 43081
                                    Fax: (614) 882-8860

                                    S. Griffin Burgh
                                    4967 Heath Gate Drive
                                    New Albany, Ohio 43054
                                    Fax:  (614) 855-5028

                                    Wingset Investments Ltd.
                                    15 South High Street
                                    New Albany, Ohio 43054
                                    Fax: (614) 855-1201

                                    A. B. Siemer
                                    150 East Campus View Boulevard
                                    Suite 250
                                    Columbus, Ohio 43235
                                    Fax: (614) 888-3779

With two copies to:                 Vorys, Sater, Seymour and Pease LLP
                                    52 East Gay Street
                                    Columbus, Ohio 43215
                                    Fax: (614) 464-6350
                                    Copy one -- Attention: Russell R. Rosler
                                            and


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                                    Copy two -- Attention: Michael R. Cline

To Escrow Agent:                    Harris Trust Company of California
                                    601 S. Figueroa, Suite 4900
                                    Los Angeles, CA  90017
                                    Attn:  Escrow Administration

         5.2 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         5.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona.

         5.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.




                           SALESLOGIX CORPORATION

                           By  /s/ Gary Acord
                                Name:  Gary Acord
                                Its:         CFO

                           SLX MERGER COMPANY

                           By  /s/ Gary Acord
                                Name:  Gary Acord
                                Its:         CFO


                           HARRIS TRUST COMPANY OF CALIFORNIA

                           By /s/ Esther Cervantes
                                Name:        Esther Cervantes
                                Its:         Vice President


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                           SHAREHOLDERS

                           /s/ Bruce Chase        /s/  L. Chase (as spouse)
                           Bruce Chase [include spouse]


                           /s/ S. Griffin Burgh
                           S. Griffin Burgh


                           /s/  A.B. Siemer   /s/  Barbara J. Siemer (as spouse)
                           A.B. Siemer [include spouse]


                           Wingset Investments, Ltd.

                           By /s/ James A. Rutherford
                                Name:        James A. Rutherford
                                Its:         Managing Director


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